Exhibit 99.1
Endurance Reports Third Quarter 2015 Financial Results

PEMBROKE, Bermuda – November 2, 2015 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $43.6 million and $0.73 per diluted common share for the third quarter of 2015 versus net income of $68.0 million and $1.52 per diluted common share for the third quarter of 2014.
For the nine months ended September 30, 2015, Endurance reported net income available to common shareholders of $219.9 million and $4.39 per diluted common share versus net income of $239.3 million and $5.36 per diluted common share for the nine months ended September 30, 2014. Book value per diluted share was $65.02 at September 30, 2015, up 6.0% from December 31, 2014.
Acquisition of Montpelier
Endurance completed its acquisition of Montpelier Re Holdings Ltd. (“Montpelier”) on July 31, 2015. As a result of the acquisition, Endurance's consolidated results of operations for the third quarter of 2015 include those of Montpelier from August 1, 2015 through September 30, 2015. Endurance's third quarter and year to date results include $64.0 million and $68.5 million of one-time transaction and integration expenses associated with the acquisition of Montpelier. In addition, Endurance recognized $350.8 million of identifiable intangible assets and $87.6 million of goodwill in connection with the acquisition of Montpelier.

Operating Highlights
Operating highlights for the quarter ended September 30, 2015 were as follows:

•	Gross premiums written of $642.6 million, an increase of 2.6% compared to the same period in 2014;

•	Net premiums written of $336.7 million, a decrease of 13.7% compared to the same period in 2014;

•
Combined ratio of 87.9%, which included 12.1 percentage points of favorable prior year loss reserve development, 3.8 percentage points of net catastrophe losses from 2015 events, and 11.5 percentage points of one-time corporate expenses related to the acquisition of Montpelier;

•	Net investment income of $16.5 million, a decrease of $8.8 million from the same period in 2014;

•	Operating income, excluding $64.0 million of one-time expenses related to the acquisition of Montpelier, of $111.6 million and $1.87 per diluted common share; and

•	Operating return on average common equity for the quarter, excluding one-time expenses related to the acquisition of Montpelier, of 3.1% or 12.3% on an annualized basis.
Operating highlights for the nine months ended September 30, 2015 were as follows:

•	Gross premiums written of $2,805.2 million, an increase of 13.4% over the same period in 2014;

•	Net premiums written of $1,660.7 million, a decrease of 2.3% over the same period in 2014;

•
Combined ratio of 85.6%, which included 13.0 percentage points of favorable prior year loss reserve development, 2.9 percentage points of current year catastrophe losses, 1.3 percentage points of large property and energy losses, and 4.9 percentage points of one-time corporate expenses related to the acquisition of Montpelier;

•	Net investment income of $90.6 million, a decrease of $15.0 million over the same period in 2014;

•	Operating income, excluding $68.5 million of expenses related to the acquisition of Montpelier, of $286.8 million and $5.73 per diluted common share; and

•	Operating return on average common equity for the first nine months of the year, excluding expenses related to the acquisition of Montpelier, of 9.3% or 12.4% on an annualized basis.

John R. Charman, Chairman and Chief Executive Officer, commented, “Against a backdrop of relentless global competition coupled with extremely challenging investment market conditions, I am very pleased with our ability to generate an attractive third quarter annualized operating return on equity, excluding one-time transaction costs, of 12.3%.  Our strong results ably reflect the high quality of our underwriting and risk management, our ongoing expense discipline as well as the benefits arising from a globally diversified specialty Insurance and Reinsurance platform.

In the third quarter we also completely integrated Montpelier’s global staff and operations into Endurance and we are highly confident in our ability to materially exceed our originally planned expense savings. With the powerful combination of our two companies, we are very well positioned within the global marketplace to better serve our valued clients and distribution partners with both increased capacity and a larger, more diversified product offering across our wide distribution network.  The absolute transformation of Endurance over the last three years uniquely positions us to generate continuous, superior value for our shareholders despite the challenging market conditions.”
Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended September 30, 2015 were as follows:

•	Gross premiums written of $448.6 million, an increase of 6.7% from the third quarter of 2014;

•	Net premiums written of $174.9 million, a decrease of 11.5% from the third quarter of 2014; and

•	Combined ratio of 83.5%, which included favorable prior year loss reserve development of 9.6 percentage points and net catastrophe losses from 2015 events of $5.1 million or 2.0 percentage points.
Operating highlights for Endurance’s Insurance segment for the nine months ended September 30, 2015 were as follows:

•	Gross premiums written of $1,653.6 million, an increase of 18.6% from the same period in 2014;

•	Net premiums written of $669.3 million, a decrease of 7.0% from the same period in 2014; and

•
Combined ratio of 88.6%, which included favorable prior year loss reserve development of 10.8 percentage points, net catastrophe losses from 2015 events of $10.8 million or 1.8 percentage points and large property and energy losses of $16.0 million or 3.1 percentage points.

Gross premiums written in the Insurance segment increased $28.2 million and $259.5 million for the quarter and nine months ended September 30, 2015 compared to the same periods in 2014 as underwriting investments made over the past 30 months continue to drive growth within casualty and other specialty, professional lines and property, marine and energy lines of business. Partially offsetting this growth was a decline in the agriculture insurance line of business primarily due to lower commodity prices.
The non-agriculture insurance net premiums written increased $51.2 million and $125.8 million for the quarter and nine months ended September 30, 2015, compared to the same periods in 2014. Net premiums written growth lagged that of gross premiums written due to greater levels of reinsurance purchased, which included quota share protection for individual lines of business as well as protection purchased across the entire portfolio of non-agriculture insurance business lines. Within agriculture insurance, greater cessions to the federal government and increased purchases of third party reinsurance led to a decline in net premiums written of $73.9 million and $176.2 million for the quarter and nine months ended September 30, 2015 compared to the same periods in 2014.
The Insurance segment combined ratio for the quarter ended September 30, 2015 improved 17.9 percentage points compared to the same period in 2014, driven by lower net loss and general and administrative expense ratios partially offset by a higher acquisition expense ratio. The improvement in the net loss ratio largely reflects lower losses within agriculture insurance as the prior year was adversely impacted by significantly higher crop hail losses. The current quarter's net loss ratio also benefited from 9.6 percentage points of favorable loss reserve development compared to 8.0 percentage points in the third quarter of 2014. The current quarter's decline in the general and administrative expense ratio reflects higher ceding commissions received as a result of increased quota share reinsurance purchases. The acquisition expense ratio increased in the current quarter as business lines with higher related acquisition costs accounted for a greater percentage of earned premiums than a year ago. For the nine months ended September 30, 2015 compared to the same period in 2014, the combined ratio improved as lower net loss and general and administrative expense ratios were partially offset by a higher acquisition expense ratio.
Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended September 30, 2015 were as follows:

•	Gross premiums written of $194.0 million, a decrease of 5.7% from the third quarter of 2014;

•	Net premiums written of $161.8 million, a decrease of 16.0% from the third quarter of 2014; and

•	Combined ratio of 68.1%, which included favorable prior year loss reserve development of 13.9 percentage points and net catastrophe losses from 2015 events of $16.2 million or 5.1 percentage points.
Operating highlights for Endurance’s Reinsurance segment for the nine months ended September 30, 2015 were as follows:

•	Gross premiums written of $1,151.6 million, an increase of 6.7% from the same period in 2014;

•	Net premiums written of $991.5 million, an increase of 1.1% from the same period in 2014; and

•	Combined ratio of 71.6%, which included favorable prior year loss reserve development of 14.6 percentage points and net catastrophe losses from 2015 events of $29.4 million or 3.6 percentage points.
Gross premiums written in the Reinsurance segment declined $11.7 million and grew $72.7 million for the quarter and nine months ended September 30, 2015 compared to the same periods in 2014. For the third quarter of 2015, the decline was driven by reductions in property, catastrophe and specialty lines of business, partially offset by growth in casualty and professional lines. The reduction in the catastrophe and property lines of business was driven by rate declines and by targeted non-renewals and line size reductions in response to the current competitive market. Specialty lines declined due to targeted non-renewals and due to the timing of the recognition of premiums as the third quarter of 2014 included premium adjustments in agriculture with no similar premium adjustments in the third quarter of 2015. Growth in the professional lines and casualty business lines predominantly resulted from new business, expansion of existing contracts at renewal and positive premium adjustments. For the nine months ended September 30, 2015, the growth in gross premiums was driven by growth in the casualty, specialty and professional lines of business, partially offset by declines in the catastrophe and property lines of business.
For the quarter ended September 30, 2015, net premiums written decreased $30.7 million from a year ago as greater levels of proportional and aggregate excess of loss retrocessional coverage were purchased for the Company’s catastrophe line of business and a whole account quota share retrocession contract was purchased for the majority of the specialty line of business. For the nine months ended September 30, 2015, net premiums written increased $10.9 million from a year ago as growth in the casualty, specialty and professional lines of business, was largely offset by declines in catastrophe and property lines of business.
The combined ratio in the Reinsurance segment for the third quarter of 2015 improved by 6.7 percentage points compared to the same period in 2014, due to lower acquisition and general and administrative expense ratios partially offset by a higher net loss ratio. The 7.5 percentage point improvement in the current quarter's acquisition expense ratio was largely attributed to the earning of premiums acquired from Montpelier that do not have related acquisition costs. The general and administrative expense ratio improved 2.0 percentage points in the third quarter of 2015 primarily as a result of expenses remaining flat on a higher earned premium base.
The net loss ratio increased by 2.8 percentage points in the current quarter compared to a year ago due to lower levels of favorable reserve development as the current quarter benefited from 13.9 percentage points of favorable reserve development compared to 15.4 percentage points a year ago. In addition the current quarter’s net loss ratio included 5.1 percentage points of attritional catastrophe losses while the third quarter of 2014 included 4.7 percentage points of catastrophe losses.

Investments
Endurance’s net investment income for the quarter and nine months ended September 30, 2015 was $16.5 million and $90.6 million, a decrease of $8.8 million and $15.0 million, respectively, compared to the same periods in 2014. The total return of Endurance’s investment portfolio was (0.22)% and 0.59% for the quarter and nine months ended September 30, 2015, compared to (0.39)% and 2.38% for the quarter and nine months ended September 30, 2014. Investment income generated from Endurance’s trading and available for sale investments increased by $8.0 million and $9.4 million for the three and nine months ended September 30, 2015, compared to the same periods in 2014 due to an increase in invested assets. During the quarter and nine months ended September 30, 2015, Endurance’s net investment income on its alternative investment funds and high yield loan funds, which are included in other investments, included losses of $17.7 million and $1.8 million, as compared to losses of $1.8 million and gains of $22.5 million in the third quarter and the first nine months of 2014. The ending book yield on Endurance’s fixed maturity investments at September 30, 2015 was 2.03%, down from 2.22% at September 30, 2014.
At September 30, 2015, Endurance’s fixed maturity and short term investments, which comprises 82.7% of Endurance’s investments, had an average credit quality of AA- and a duration of 2.63 years. Endurance’s available for sale portfolio was in a net unrealized gain position of $13.7 million at September 30, 2015, a decrease of $72.4 million from December 31, 2014. Endurance recorded net realized and unrealized investment gains, net of impairments, of $5.0 million and $31.8 million during the third quarter and first nine months of 2015, compared to $9.7 million and $17.7 million during the third quarter and first nine months of 2014.
Endurance ended the third quarter of 2015 with cash and invested assets of $8.9 billion, which represents a 34.8% increase from December 31, 2014. Net operating cash outflow was $74.0 million for the nine months ended September 30, 2015 versus an inflow of $52.2 million for the same period in 2014.
Capitalization and Shareholders’ Equity
At September 30, 2015, Endurance’s shareholders’ equity was $5.06 billion or $65.02 per diluted common share versus $3.19 billion or $61.33 per diluted common share at December 31, 2014. For the quarter and nine months ended September 30, 2015, Endurance declared and paid common dividends of $0.35 and $1.05 per share, respectively. Subsequent to September 30, 2015, Endurance repaid $198.5 million in senior notes that matured on October 15, 2015.
Earnings Call
Endurance will host a conference call on November 3, 2015 at 9:00 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 220-8451 or (913) 312-1482 (international) and entering pass code: 1907382. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 17, 2015 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 1907382.
The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.
A copy of Endurance’s financial supplement for the third quarter of 2015 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.
Operating income, operating return on average common equity, operating income per diluted common share, operating income allocated to common shareholders and each of these operating metrics excluding one-time expenses related to the acquisition of Montpelier, and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.
About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property, marine and energy lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.  For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Endurance may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "should," “would,” "expect," "intend," "plan," "believe," "project," “target,” "anticipate," "seek," "will," “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Endurance’s most recent reports on Form 10-K and Form 10-Q and other documents of Endurance on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endurance or its business or operations. Except as required by law, Endurance undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of United States dollars, except share and per share amounts)

	September 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$1,242,997	$745,472
Fixed maturity investments, trading, at fair value	1,372,030	—
Fixed maturity investments, available for sale, at fair value	4,656,145	5,092,581
Short-term investments, trading, at fair value	348,582	—
Short-term investments, available for sale, at fair value	16,356	9,014
Equity securities, trading, at fair value	2,150	—
Equity securities, available for sale, at fair value	496,035	331,368
Other investments	842,446	541,454
Premiums receivable, net	2,068,484	883,450
Insurance and reinsurance balances receivable	115,047	122,214
Deferred acquisition costs	282,975	207,368
Prepaid reinsurance premiums	650,967	354,940
Reinsurance recoverable on unpaid losses	830,116	670,795
Reinsurance recoverable on paid losses	163,137	218,291
Accrued investment income	31,057	27,183
Goodwill and intangible assets	573,956	153,405
Deferred tax asset	54,463	48,995
Net receivable on sales of investments	85,911	38,877
Other assets	195,981	199,375
Total Assets	$14,028,835	$9,644,782

Liabilities
Reserve for losses and loss expenses	$4,489,836	$3,846,859
Reserve for unearned premiums	2,230,552	1,254,519
Deposit liabilities	13,489	15,136
Reinsurance balances payable	794,935	375,711
Debt	915,147	527,715
Net payable on purchases of investments	157,671	151,682
Deferred tax liability	18,346	—
Other liabilities	352,515	287,978
Total Liabilities	8,972,491	6,459,600

Shareholders' Equity
Preferred shares
Series A, non-cumulative - 8,000,000 issued and outstanding (2014 - 8,000,000)	8,000	8,000
Series B, non-cumulative - 9,200,000 issued and outstanding (2014 - 9,200,000)	9,200	9,200
Common shares
66,606,820 issued and outstanding (2014 - 44,765,153)	66,607	44,765
Additional paid-in capital	2,108,447	598,226
Accumulated other comprehensive (loss) income	(8,544)	76,706
Retained earnings	2,613,160	2,448,285
Total Shareholders’ Equity Available to the Company	4,796,870	3,185,182
Non-controlling interests	259,474	—
Total Shareholders' Equity	5,056,344	3,185,182

Total Liabilities and Shareholders’ Equity	14,028,835	9,644,782

Book Value per Common Share
Dilutive common shares outstanding	67,161,321	44,920,768
Diluted book value per common share [a]	$65.02	$61.33
Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2014, which was derived from Endurance’s audited financial statements.
[a] Excludes the $430 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of United States dollars, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Revenues
Gross premiums written	$642,597	$626,110	$2,805,213	$2,473,050

Net premiums written	$336,690	$390,106	$1,660,727	$1,700,238
Change in unearned premiums	220,313	124,789	(255,730)	(307,539)

Net premiums earned	557,003	514,895	1,404,997	1,392,699
Other underwriting income (loss)	227	2,123	4,022	(3,939)
Net investment income	16,533	25,357	90,646	105,649
Net realized and unrealized gains	5,029	9,788	32,898	18,071
Net impairment losses recognized in earnings	(38)	(102)	(1,111)	(411)

Total revenues	578,754	552,061	1,531,452	1,512,069

Expenses
Net losses and loss expenses	263,993	290,269	675,051	726,361
Acquisition expenses	90,457	93,392	257,521	244,150
General and administrative expenses	60,793	68,946	170,648	186,759
Corporate expenses [a]	74,308	11,969	99,210	53,817
Amortization of intangibles	11,318	1,623	14,496	4,863
Net foreign exchange losses	8,621	783	29,154	4,066
Interest expense	12,324	13,127	30,445	31,910
Total expenses	521,814	480,109	1,276,525	1,251,926

Income before income taxes	56,940	71,952	254,927	260,143
Income tax (expense) benefit	(2,410)	4,282	(7,712)	3,734
Net income	54,530	76,234	247,215	263,877

Net income attributable to non-controlling interests	(2,707)	—	(2,707)	—

Net income available to the Company	51,823	76,234	244,508	263,877

Preferred dividends	(8,188)	(8,188)	(24,564)	(24,564)

Net income available to common and participating common shareholders	$43,635	$68,046	$219,944	$239,313

Per share data
Basic earnings per common share	$0.73	$1.52	$4.41	$5.36
Diluted earnings per common share	$0.73	$1.52	$4.39	$5.36

[a] The Company incurred $64.0 million and $68.5 million of corporate expenses in relation to the Company's acquisition of Montpelier for the quarter and nine months ended September 30, 2015. For the quarter and nine months ended September 30, 2014, the Company incurred $2.3 million and $15.3 million of corporate expenses and $4.1 million and $4.8 million of interest expense, respectively, in relation to the Company's proposed acquisition of Aspen Insurance Holdings Limited.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended September 30, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$448,563	$194,034	$642,597
Ceded premiums written	(273,626)	(32,281)	(305,907)
Net premiums written	174,937	161,753	336,690
Net premiums earned	234,143	322,860	557,003
Other underwriting income	—	227	227
Total underwriting revenues	234,143	323,087	557,230

Expenses
Net losses and loss expenses	139,141	124,852	263,993
Acquisition expenses	24,375	66,082	90,457
General and administrative expenses	31,880	28,913	60,793
	195,396	219,847	415,243
Underwriting income	$38,747	$103,240	141,987

Net investment income			16,533
Corporate expenses			(74,308)
Interest expense			(12,324)
Amortization of intangibles			(11,318)
Net foreign exchange losses			(8,621)
Net realized and unrealized gains			5,029
Net impairment losses recognized in earnings			(38)
Income before income taxes			$56,940

Net loss ratio	59.5%	38.6%	47.4%
Acquisition expense ratio	10.4%	20.5%	16.2%
General and administrative expense ratio	13.6%	9.0%	24.3%	[a]
Combined ratio	83.5%	68.1%	87.9%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended September 30, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$420,343	$205,767	$626,110
Ceded premiums written	(222,704)	(13,300)	(236,004)
Net premiums written	197,639	192,467	390,106
Net premiums earned	253,583	261,312	514,895
Other underwriting income	—	2,123	2,123
Total underwriting revenues	253,583	263,435	517,018

Expenses
Net losses and loss expenses	196,677	93,592	290,269
Acquisition expenses	20,170	73,222	93,392
General and administrative expenses	40,401	28,545	68,946
	257,248	195,359	452,607
Underwriting (loss) income	$(3,665)	$68,076	64,411

Net investment income			25,357
Corporate expenses			(11,969)
Interest expense			(13,127)
Amortization of intangibles			(1,623)
Net foreign exchange losses			(783)
Net realized and unrealized gains			9,788
Net impairment losses recognized in earnings			(102)
Income before income taxes			$71,952

Net loss ratio	77.5%	35.8%	56.4%
Acquisition expense ratio	8.0%	28.0%	18.1%
General and administrative expense ratio	15.9%	11.0%	15.7%	[a]
Combined ratio	101.4%	74.8%	90.2%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Nine Months Ended September 30, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,653,647	$1,151,566	$2,805,213
Ceded premiums written	(984,372)	(160,114)	(1,144,486)
Net premiums written	669,275	991,452	1,660,727
Net premiums earned	571,467	833,530	1,404,997
Other underwriting income	—	4,022	4,022
Total underwriting revenues	571,467	837,552	1,409,019

Expenses
Net losses and loss expenses	359,136	315,915	675,051
Acquisition expenses	57,960	199,561	257,521
General and administrative expenses	89,289	81,359	170,648
	506,385	596,835	1,103,220
Underwriting income	$65,082	$240,717	305,799

Net investment income			90,646
Corporate expenses			(99,210)
Interest expense			(30,445)
Amortization of intangibles			(14,496)
Net foreign exchange losses			(29,154)
Net realized and unrealized gains			32,898
Net impairment losses recognized in earnings			(1,111)
Income before income taxes			$254,927

Net loss ratio	62.9%	37.9%	48.1%
Acquisition expense ratio	10.1%	23.9%	18.3%
General and administrative expense ratio	15.6%	9.8%	19.2%	[a]
Combined ratio	88.6%	71.6%	85.6%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Nine Months Ended September 30, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,394,145	$1,078,905	$2,473,050
Ceded premiums written	(674,441)	(98,371)	(772,812)
Net premiums written	719,704	980,534	1,700,238
Net premiums earned	616,167	776,532	1,392,699
Other underwriting loss	—	(3,939)	(3,939)
Total underwriting revenues	616,167	772,593	1,388,760

Expenses
Net losses and loss expenses	434,777	291,584	726,361
Acquisition expenses	47,559	196,591	244,150
General and administrative expenses	113,069	73,690	186,759
	595,405	561,865	1,157,270
Underwriting income	$20,762	$210,728	231,490

Net investment income			105,649
Corporate expenses			(53,817)
Interest expense			(31,910)
Amortization of intangibles			(4,863)
Net foreign exchange losses			(4,066)
Net realized and unrealized gains			18,071
Net impairment losses recognized in earnings			(411)
Income before income taxes			$260,143

Net loss ratio	70.6%	37.6%	52.2%
Acquisition expense ratio	7.7%	25.3%	17.5%
General and administrative expense ratio	18.3%	9.5%	17.3%	[a]
Combined ratio	96.6%	72.4%	87.0%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

		Three Months Ended September 30,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	59.5%	77.5%	38.6%	35.8%	47.4%		56.4%
	Acquisition expense ratio	10.4%	8.0%	20.5%	28.0%	16.2%		18.1%
	General and administrative expense ratio	13.6%	15.9%	9.0%	11.0%	24.3%	[a]	15.7%	[a]
	Combined ratio [b]	83.5%	101.4%	68.1%	74.8%	87.9%		90.2%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

		Three Months Ended September 30,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	9.6%	8.0%	13.9%	15.4%	12.1%		11.7%

Net of Prior Year Net Loss Reserve Development

		Three Months Ended September 30,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	69.1%	85.5%	52.5%	51.2%	59.5%		68.1%
	Acquisition expense ratio	10.4%	8.0%	20.5%	28.0%	16.2%		18.1%
	General and administrative expense ratio	13.6%	15.9%	9.0%	11.0%	24.3%	[a]	15.7%	[a]
	Combined ratio [b]	93.1%	109.4%	82.0%	90.2%	100.0%		101.9%

[a]	The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.
[b]
The combined ratio is the sum of the net loss, acquisition expense and general and administrative expense ratios, and the total combined ratio includes corporate expenses. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

		Nine Months Ended September 30,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	62.9%	70.6%	37.9%	37.6%	48.1%		52.2%
	Acquisition expense ratio	10.1%	7.7%	23.9%	25.3%	18.3%		17.5%
	General and administrative expense ratio	15.6%	18.3%	9.8%	9.5%	19.2%	[a]	17.3%	[a]
	Combined ratio [b]	88.6%	96.6%	71.6%	72.4%	85.6%		87.0%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

		Nine Months Ended September 30,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	10.8%	8.8%	14.6%	14.3%	13.0%		11.8%

Net of Prior Year Net Loss Reserve Development

		Nine Months Ended September 30,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	73.7%	79.4%	52.5%	51.9%	61.1%		64.0%
	Acquisition expense ratio	10.1%	7.7%	23.9%	25.3%	18.3%		17.5%
	General and administrative expense ratio	15.6%	18.3%	9.8%	9.5%	19.2%	[a]	17.3%	[a]
	Combined ratio [b]	99.4%	105.4%	86.2%	86.7%	98.6%		98.8%

[a]	The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.
[b]
The combined ratio is the sum of the net loss, acquisition expense and general and administrative expense ratios, and the total combined ratio includes corporate expenses. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the three months ended September 30, 2015 and 2014:

	Three Months Ended		Three Months Ended
	September 30, 2015		September 30, 2014
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$156,145	$29,634	$188,011	$103,536
Casualty and other specialty	128,509	64,490	115,895	50,750
Professional lines	80,069	37,479	62,631	20,216
Property, marine and energy	83,840	43,334	53,806	23,137
Subtotal Insurance	448,563	174,937	420,343	197,639

Reinsurance
Catastrophe	40,660	14,814	47,173	41,157
Property	53,423	52,887	73,807	73,807
Casualty	42,802	42,802	23,409	23,409
Professional lines	31,705	31,705	21,520	21,520
Specialty	25,444	19,545	39,858	32,574
Subtotal Reinsurance	194,034	161,753	205,767	192,467

Total	$642,597	$336,690	$626,110	$390,106

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the nine months ended September 30, 2015 and 2014:

	Nine Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2014
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$785,073	$254,771	$796,445	$431,007
Casualty and other specialty	375,247	174,850	291,578	144,038
Professional lines	231,565	105,153	176,061	64,632
Property, marine and energy	261,762	134,501	130,061	80,027
Subtotal Insurance	1,653,647	669,275	1,394,145	719,704

Reinsurance
Catastrophe	$304,900	$190,579	$332,193	$243,531
Property	209,683	206,454	283,107	283,015
Casualty	149,032	149,032	139,266	137,669
Professional lines	209,803	209,803	131,256	131,256
Specialty	278,148	235,584	193,083	185,063
Subtotal Reinsurance	1,151,566	991,452	1,078,905	980,534

Total	$2,805,213	$1,660,727	$2,473,050	$1,700,238

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance's net income, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income available to the Company	$51,823	$76,234	$244,508	$263,877
Add (less) after-tax items:
Net foreign exchange losses	8,762	641	29,246	3,918
Net realized and unrealized gains	(4,839)	(9,593)	(31,860)	(18,156)
Net impairment losses recognized in earnings	33	102	991	411
Operating income before preferred dividends	55,779	67,384	$242,885	$250,050
Preferred dividends	(8,188)	(8,188)	(24,564)	(24,564)
Operating income allocated to common and
participating common shareholders	$47,591	$59,196	$218,321	$225,486

Operating income allocated to common
shareholders under the two-class method	$46,227	$57,517	$211,927	$218,978

Weighted average diluted common shares	58,046,148	43,510,415	48,592,101	43,355,792

Operating income per diluted common share [b]	$0.80	$1.32	$4.36	$5.05

Average common equity [a]	$3,619,888	$2,688,065	$3,092,926	$2,610,095

Operating return on average common equity	1.3%	2.2%	7.1%	8.6%

Annualized operating return on average common equity	5.3%	8.8%	9.4%	11.5%

Net income available to the Company	51,823	76,234	244,508	263,877
Preferred dividends	(8,188)	(8,188)	(24,564)	(24,564)
Net income available to common and
participating common shareholders	$43,635	$68,046	$219,944	$239,313

Net income allocated to common shareholders
under the two-class method	$42,384	$66,116	$213,502	$232,406

Net income per diluted common share [b]	$0.73	$1.52	$4.39	$5.36

Return on average common equity, Net income	1.2%	2.5%	7.1%	9.2%

Annualized return on average common equity, Net income	4.8%	10.1%	9.5%	12.2%
[a] Average common equity is calculated as the quarterly weighted average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares.
[b] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance's net income available to common and participating common shareholders, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to net income, operating income available to common and participating common shareholders, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity excluding expenses incurred related to the acquisition of Montpelier (all non-GAAP measures) for the three and nine months ended September 30, 2015:

	Three Months Ended			Nine Months Ended
	September 30, 2015			September 30, 2015
	As Reported	Expenses Incurred Related to the Acquisition of Montpelier [a]	Excluding Expenses Incurred Related to the Acquisition of Montpelier	As Reported	Expenses Incurred Related to the Acquisition of Montpelier [a]	Excluding Expenses Incurred Related to the Acquisition of Montpelier

Net income available to common and participating common shareholders	$43,635	$64,022	$107,657	$219,944	$68,517	$288,461
Less amount allocated to participating common shareholders [b]	(1,251)	(1,834)	(3,085)	(6,442)	(2,005)	(8,447)
Net income allocated to common shareholders	$42,384	$62,188	$104,572	$213,502	$66,512	$280,014

Net income per diluted common share [c]	$0.73	$1.07	$1.80	$4.39	$1.37	$5.76

Return on average common equity, Net income [d]	1.2%	1.8%	3.0%	7.1%	2.2%	9.3%

Annualized return on average common equity, Net income [d]	4.8%	7.1%	11.9%	9.5%	2.9%	12.4%

Operating income available to common and participating common shareholders	$47,591	$64,022	$111,613	$218,321	$68,517	$286,838
Less amount allocated to participating common shareholders [b]	(1,364)	(1,834)	(3,198)	(6,394)	(2,005)	(8,399)
Operating income allocated to common shareholders	$46,227	$62,188	$108,415	$211,927	$66,512	$278,439

Operating income per diluted common share [c]	$0.80	$1.07	$1.87	$4.36	$1.37	$5.73

Return on average common equity, Operating income [d]	1.3%	1.8%	3.1%	7.1%	2.2%	9.3%

Annualized return on average common equity, Operating income [d]	5.3%	7.0%	12.3%	9.4%	3.0%	12.4%
[a] The Company incurred $64.0 million of one time transaction and integration expenses in relation to the Company's acquisition of Montpelier for the three months ended September 30, 2015. For the nine months ended September 30, 2015, the Company incurred $68.5 million of one time transaction and integration expenses in relation to the Company's acquisition of Montpelier.
[b] Represents earnings and dividends allocated to holders of unvested restricted shares issued under the Company's stock compensation plans that are considered participating securities related to the calculation of earnings per share under the two-class method. In periods of loss, no losses are allocated to participating common shareholders.
[c] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.
[d] Average common equity is calculated as the quarterly weighted average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares.

Net income available to common and participating common shareholders, excluding expenses incurred related to the acquisition of Montpelier, or net income per basic or diluted common share, excluding expenses incurred related to the acquisition of Montpelier, reflect the current period impact of those costs incurred by the Company and reflects the results of operations in a manner similar to that used by management to analyse the Company’s underlying business performance. Net income available to common and participating common shareholders, excluding expenses incurred related to the acquisition of Montpelier or net income per basic or diluted common share, excluding expenses incurred related to the acquisition of Montpelier, should not be viewed as a substitute for GAAP net income available to common and participating common shareholders, or basic or diluted earnings per common share, respectively.

Operating income and operating income per basic or diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Operating income available to common and participating common shareholders, excluding expenses incurred related to the acquisition of Montpelier, or net operating per basic or diluted common share, excluding expenses incurred related to the acquisition of Montpelier, reflect the current period impact of those costs incurred by the Company and reflects the results of operations in a manner similar to that used by management to analyse the Company’s underlying business performance. Operating income available to common and participating common shareholders, excluding expenses incurred related to the acquisition of Montpelier or net operating per basic or diluted common share, excluding expenses incurred related to the acquisition of Montpelier, should not be viewed as a substitute for GAAP net income available to common and participating common shareholders, or basic or diluted earnings per common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@endurance.bm

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